UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

Lipella Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	005-93847	20-2388040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Susquehanna St., Suite 505 Pittsburgh, PA	15208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 901-0315

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIPO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 23, 2023, Lipella Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor for the issuance and sale in a private placement (the “Private Placement”) of pre-funded common stock purchase warrants (“Pre-Funded Warrants”) to purchase up to 1,315,790 shares of common, par value $0.0001 per share (the “Common Stock”), with an exercise price of $0.001 per share, and common stock purchase warrants (the “Warrants”) to purchase up to 1,315,790 shares of Common Stock, with an exercise price of $1.40 per share. The Warrants are exercisable immediately upon issuance and have a term of exercise equal to three years from the date of issuance. The combined purchase price for one Pre-Funded Warrant and one accompanying Warrant was $1.519. The closing of the Private Placement contemplated by the Purchase Agreement occurred on October 25, 2023. Pursuant to the Purchase Agreement (and subject to certain exceptions), (i) for a period of 45 days following the Effective Date (as such term is defined in the Purchase Agreement), the Company agreed not to enter into any agreement to issue or announce the issuance of any shares of Common Stock or Common Stock Equivalents (as such term is defined in the Purchase Agreement), and (ii) for a period of one year from the Effective Date, the Company agreed not to issue certain securities if the issuance would constitute a Variable Rate Transaction (as such term is defined in the Purchase Agreement); provided, however, beginning 45 days after the Effective Date, the Company may issue certain securities pursuant to an equity line of credit or an “at-the-market” facility with Wainwright (as defined below).

A holder of the Pre-Funded Warrants and the Warrants may not exercise any portion of such holder’s Pre-Funded Warrants or the Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or 9.99%, at the holder’s election) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of October 23, 2023, with the investor, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of Common Stock underlying the Pre-Funded Warrants and the Warrants no later than seven (7) business days after the date of the Registration Rights Agreement, and to use reasonable best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no 45 calendar days following the date of the Registration Rights Agreement (or 75 calendar days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The gross proceeds to the Company from the Private Placement are approximately $2 million, before deducting placement agent fees and expenses and offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for working capital and for general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Private Placement, pursuant to that certain engagement letter, dated as of October 20, 2023, as amended, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company paid Wainwright (i) a total cash fee equal to 7.5% of the aggregate gross proceeds of the Private Placement, (ii) a management fee of 1.0% of the aggregate gross proceeds of the Private Placement, and (iii) a non-accountable expense allowance of $50,000. In addition, the Company issued to Wainwright or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 98,684 shares of Common Stock, which represents 7.5% of the aggregate number of shares of Common Stock underlying the Pre-Funded Warrants sold in the Private Placement, at an exercise price equal to $1.90 per share, or 125% of the effective offering price per share of Common Stock underlying the Pre-Funded Warrants sold in the Private Placement. The Placement Agent Warrants are exercisable immediately upon issuance and have a term of exercise equal to three years from the date of issuance. Pursuant to the Engagement Letter, the Company further (i) granted the Placement Agent tail financing rights for twelve (12) months following the expiration or termination of the Engagement Letter, and (ii) a right of first refusal to act as exclusive financial advisor, sole book-runner and/or sole placement agent for a period of twelve (12) months following the consummation of the Private Placement. In addition, pursuant to the Engagement Letter, upon any exercise for cash of the Warrants, the Company shall pay Wainwright (i) a cash fee of 7.5% of the aggregate gross exercise price paid in cash and (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash, and further, issue to Wainwright (or its designees) warrants to purchase shares of Common Stock equal to 7.5% of the aggregate number of shares of Common Stock underlying the Warrants that have been exercised having the same terms as the Placement Agent Warrants.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The foregoing descriptions of terms and conditions of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants, and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of the form of the Purchase Agreement, the form of the Pre-Funded Warrant, the form of the Warrant, the form of the Placement Agent Warrant, and the form of the Registration Rights Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to (i) the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants, (ii) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, (iii) the shares of Common Stock issuable upon exercise of the Warrants, and (iv) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants, is incorporated herein by reference. Neither the issuance of the Pre-Funded Warrants, the Warrants, the Placement Agent Warrants or the shares of Common Stock issuable upon exercise thereof, as applicable, were registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The issuance of the Pre-Funded Warrants, the Warrants and the Placement Agent Warrants were and the shares of Common Stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On October 24, 2023, the Company issued a press release announcing the pricing of the Private Placement. On October 25, 2023, the Company issued a press release announcing the closing of the Private Placement. Copies of the press release are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K, respectively, and are hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release, dated October 24, 2023
99.2	Press Release, dated October 25, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipella Pharmaceuticals Inc.

Date: October 25, 2023	By:	/s/ Jonathan Kaufman
	Name:	Jonathan Kaufman
	Title:	Chief Executive Officer